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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-3, of our report dated January 28, 1999 relating to the consolidated financial statements of PPI Holdings, Inc. and Subsidiary, which appears in the Company's Registration Statement No. 333-70365 on Form S-1 effective May 14, 1999, and our report dated November 1, 1999 relating to the financial statements of PCI NewCo, Inc, which appears in the Company's previously filed Current Report on Form 8-K filed on December 14, 1999. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.


BAIRD, KURTZ & DOBSON


Wichita, Kansas
August 18, 2000